UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 13, 2006

ALLIANCE HOLDINGS GP, L.P.

(Exact name of registrant as specified in its charter)

Delaware	Commission	03-0573898
(State or other jurisdiction of incorporation or organization)	File No.: 0-51952	(IRS Employer Identification No.)

1717 South Boulder Avenue, Tulsa, Oklahoma 74119

(Address of principal executive offices and zip code)

(918) 295-1415

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Transfer Restrictions Agreement. On June 13, 2006, (i) Alliance Management Holdings, LLC (“AMH”) and AMH II, LLC (“AMH II”) dissolved and distributed their assets, including a total of 26,721,832 common units representing limited partner interests in Alliance Holdings GP, L.P. (the “Partnership”, and the common units of the Partnership, the “Common Units”), to their respective members, as contemplated by the Underwriting Agreement, dated May 9, 2006, entered into by the Partnership, Alliance GP, LLC (the “General Partner”) and Lehman Brothers Inc. (the “Underwriting Agreement”) in connection with the Partnership’s initial public offering of its Common Units, and (ii) Joseph W. Craft III and Alliance Resource Holdings II, Inc. (“ARH II”) consummated the purchase and redemption, respectively, of all of the outstanding shares of common stock of ARH II held by all shareholders of ARH II (other than Joseph W. Craft III) pursuant to the “Purchase and Exchange Agreement” as contemplated by and referred to in the Underwriting Agreement.

In connection with the dissolutions of AMH and AMH II and the transactions contemplated by the Purchase and Exchange Agreement, the Partnership, the General Partner, Alliance Resource GP, LLC (the “SGP”), C-Holdings, LLC, Alliance Resource Holdings, Inc., ARH II and each of the individuals and trusts that were members of AMH and AMH II at the time of their dissolution entered into a Transfer Restrictions Agreement, dated as of June 13, 2006 (the “Transfer Restrictions Agreement”). All of the Common Units acquired by (i) the members of AMH and AMH II in connection with the dissolutions thereof (other than 600,000 Common Units that were contributed to a newly-formed entity known as Alliance Management Holdings III, LLC for the purpose of funding an incentive and retention program or plan for the benefit of employees of the General Partner or Alliance Coal, LLC or its subsidiaries), (ii) the shareholders of ARH II in connection with the transactions contemplated by the Purchase and Exchange Agreement and (iii) the SGP in connection with AHGP’s initial public offering of Common Units, consisting of an aggregate of 46,763,000 Common Units, are subject to the restrictions on the sale or other transfer thereof as set forth in the Transfer Restrictions Agreement (all such Common Units, the “Restricted Units”).

In general, the Transfer Restrictions Agreement provides that, except for (i) the sale or other transfer of Restricted Units by a holder thereof to certain permitted family members or entities owned by family members or trusts created for the benefit of certain family members, (ii) the pledge of Restricted Units by the SGP as collateral security for the indebtedness created under a credit facility entered into by ARH II to facilitate the transactions contemplated by the Purchase and Exchange Agreement, (iii) certain other “financing pledges” of Restricted Units pursuant to which the secured party has no right (unless otherwise consented to by the Partnership) to further sell or otherwise transfer the Restricted Units subject to such financing pledge, and (iv) certain transfers of Restricted Units by Joseph W. Craft III (or certain related family members or trusts or related companies that hold Restricted Units) in which all of the other holders of Restricted Units are entitled or required to participate, each holder of Restricted Units may not sell or otherwise transfer their Restricted Units unless approved by a majority of the disinterested members of the Board of Directors of the General Partner pursuant to certain procedures set forth in the Transfer Restrictions Agreement. In general, any such sale so approved by the disinterested members of the Board of Directors of the General Partner shall entitle all holders of Restricted Units to participate in such sale pro rata based on the number of Restricted Units held by a holder in proportion to the total number of Restricted Units held by all holders of Restricted Units.

Amended and Restated Registration Rights Agreement. On June 13, 2006 and in connection with the dissolutions of AMH and AMH II and the transactions contemplated by the Purchase and Exchange Agreement, the Partnership and the General Partner entered into an Amended and Restated Registration Rights Agreement (the “Restated Registration Rights Agreement”) with AMH, AMH II and the SGP. The Restated Registration Rights Agreement amends and restates the Registration Rights Agreement, dated May 15, 2006 (the “Original Agreement”), a version of which was filed as Exhibit 4.2 to the Partnership’s Registration Statement on Form S-1 (File No. 333-129883; Film No. 051220816), filed on November 11, 2005. The Restated Registration Rights Agreement was entered into primarily for the purpose of clarifying that the registration rights granted pursuant to the Original Agreement are transferable to all of the members of AMH and AMH II (as of the date of the dissolutions thereof) and, among others, to certain family members of such members, certain entities wholly-owned by such members and/or their family members, and certain estate planning trusts created for the benefit of such members or certain of their family members.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

4.1	Transfer Restrictions Agreement, dated as of June 13, 2006, by and among Alliance Holdings GP, L.P., Alliance GP, LLC, C-Holdings, LLC, Alliance Resource Holdings II, Inc., Alliance Resource Holdings, Inc., Alliance Resource GP, LLC, and the individuals and trusts listed on the signature pages thereof.

4.2	Amended and Restated Registration Rights Agreement, dated as of June 13, 2006, by and among Alliance Holdings GP, L.P., Alliance GP, LLC, Alliance Management Holdings, LLC, AMH II, LLC, and Alliance Resource GP, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Alliance Holdings GP, L.P

By:	Alliance GP, LLC,
its general partner

By:	/s/ Joseph W. Craft III
Joseph W. Craft III
President and Chief Executive Officer

Date: June 16, 2006